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Roche Investors/Analysts Conference New York

Strategy & Finance
Q&A Session

From the floor

It seems that a lot has been made about what a $150b market cap company can bring to the table for a potentially $5.7b.  If I may ask, what does the $5.7b market company bring to Roche instead?  I understand the synergies and the value that can be generated; if I may ask, in terms of from an R&D perspective, from more of the core aspects?

Severin Schwan - CEO

Obviously Illumina brings a lot to the table, otherwise we wouldn't offer $5.7b.  First of all they bring a very solid business to the table.  They have developed a leading position.  They have a business of $1b already today; it is cash generating, it has solid margins and Illumina brings a lot of capabilities.  Their track record speaks for itself.  They have been able to develop this technology, to [focus] this technology and to gain a leading market position.  So they bring a lot.  And likewise I think we are at a stage where we can also add value; where we can leverage our global presence and where we can leverage our capabilities in the regulated setting.

From the floor

More from an R&D perspective, how does it help you in terms of your R&D processes?  Hw does it help you from an attacking personalized medicine as an end market, specifically from a drug development perspective; not just from a companion diagnostics etc, which is the immediate, natural advantage and offering, but from a back-end perspective.

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Severin Schwan

If you look at it from a goal perspective, eventually then we will see the need for measuring more complex bio-markers.  And when we have a need to match those more complex bio-markers in the clinical setting, then we will see more of the synergies we have already today between pharma and diagnostics with other technologies, like with PCR, immunology, tissue based testing.  But my prediction is that this will still take time.  It doesn't happen overnight that you switch on a research technology into the regulated world.  That is a transition.  But certainly, with the know-how we have within our Group, we hope that we can accelerate this transition.

From the floor

A question about the technology that Illumina has versus something like the nanopore which is already talked about as the next-next gen.  What -- is the nanopore that much further out away that you wouldn't want to go out after that versus Illumina?

Severin Schwan

I wouldn't comment now in detail on the various technologies.  Let me summarize it in the following way.  First of all it's a very competitive landscape.  There's a number of players there; several players with different technologies at different stages.  And, of course, it has been part of our analysis to evaluate the potentials, the opportunities and the risks with the respective technologies.  And our conclusion was that Illumina and their technology is the best fit for us.

From the floor

Thanks.  If you look five, ten years down the road, do you think whole gene sequencing could replace a lot of these molecular diagnostic testing and things like that?  Like essentially, by owning this and bringing it to the mass market you could essentially displace, not only a lot of your existing products, but also this could become a game-changer for the industry in general.

Severin Schwan

I think it will be complementary because even if you drive down the cost of gene sequencing further -- and this will certainly happen -- it's hard to imagine that gene sequencing, or the whole genome could compete with a very specified PCR test in terms of throughput, in terms of cost of testing.  And you have to see, for many applications, you don't need the complex information you receive from gene sequencing.

If you look at -- you refer to molecular diagnostic testing, to PCR, if you look at this market today, the vast majority is the routine biology testing.  So you have blood

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screening centres where you have huge throughput of samples and all you measure is whether you have -- I mean all.  It's complicated enough, but compared to gene sequencing it's a fraction of the information you would get with a gene sequence.  What you measure is whether there is a Hep C virus in the blood, or you measure whether there's a HIV virus or Hep B virus in the blood, or different other viruses which are extremely well-defined, and where you have much more efficiency and much lower cost, much higher turnaround times, also for the future, from all we can see at this point.  So it will be complementary.  But the more complex, of course, the biomarkers get -- and in certain areas, in particular in oncology we see this emerging -- the gene sequencing will be really the technology of the choice.

From the floor

Hi.  So currently Illumina dominates the sequencing market.  Is there a risk that over the next 6, 12, 18 months the market shares are more evenly split at pricing that's significantly lower such that in the nearer terms the business actually declines.  And is that a downside scenario that you're still comfortable with, given the long-term favourable outlook for the business?

Severin Schwan

No, in any business you are in you have opportunity and risks.  I'm not claiming that the sequencing segment is the segment where the market will not evolve, where market shares are not evolving, where you do not have opportunity and risks and everything is crystal clear for the next 10, 20 years.  But, you know, if you look at a transaction like that, you take assumptions, you make assumptions.  You take those opportunities and those risks into consideration and then, on balance, by doing that, you come to a certain conclusion.  That's exactly what we did.  We took the competitive landscape into consideration and we came to the conclusion that Illumina is the best choice.  But, of course, it also builds on the thrust that we will continue the momentum in evolving this technology and in investing this technology.  This is certainly not a segment where you can lean back and say now we have the technology and that's it and that will be the technology for the next decade.  It's certainly not the case in this fast-changing environment.  So I hope this gives you a bit of flavour how we look at it.

From the floor

If we were to put aside the fact that you're already in this lifescience technology business, from a pure pharmaceutical standpoint, is there any competitive advantage of having this sort of technology where you might be able to do more with it than if you were to just buy the sequencing from somebody else?

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Severin Schwan

Not in the short term because, if you want to do research with various technologies, you just get the technology in, you do the research.  We do that.  Any other pharmaceutical company would do that; many other academic institutions would do that.  Not everybody who uses a diagnostic technology has to own the technology or has to develop the technology.  Really the business rationale starts with diagnostics; it starts with the synergies we can generate as a diagnostics company.  And then, eventually -- but this is long-term -- eventually I do believe that when we develop complex biomarkers, if we have the technology in-house, we have also then certain synergies across the two divisions.  But the main thrust is our diagnostics business.  That is the starting point.  If we would be a pure pharmaceutical company, we wouldn't have the leverage, we wouldn't have the synergy and, as a consequence, we wouldn't have been able to make such an attractive offer for the Illumina shareholders.

From the floor

Hi, Severin.  On the same thought, if you think personalized medicine is the Holy Grail, albeit long term, can you even get there without a leading gene sequencing business in house?  And, if so, what's best about now?  Is there an inflection point in the technology that gives you the comfort that you can go for it today?

Severin Schwan

Yes.  Perhaps first to your second question and then let me comment on your first one.  We do believe that we have now reached a time when the synergies we can bring in and the capabilities we can bring in from Roche really add value.  The technology has now advanced to a stage in terms of maturity of the technology, in terms of reliability of the technology, in terms of the cost it takes to do sequencing, where we can add the value because this is now the moment when gene sequencing will penetrate more into smaller, mid-sized labs.  This is where we have a footprint.  This is the moment when it will go beyond the few central centres which we have in the main centres in the world, like here in New York.  It will become more relevant from a geographic point of view, where we, of course, have our global presence and our network.  And we believe it's now becoming more relevant -- still at an early phase, but it's now becoming more relevant in terms of moving this into the clinical setting.  This is starting now.  You have the first teaching university hospitals who use, already, gene sequencing in the clinical setting.  But very often those are, you know, the top of the top institutions who do research at the same time.  But it's a signal that this is now shifting into the clinical world, even though this will still take time.

Severin Schwan - CEO

So we feel it's now the moment where the capabilities and the specific know-how, we as an organisation have, really adds value.  You know five years ago it would have

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been less relevant.  And in another ten years we might have missed the opportunity to add value.   So we feel it's the right moment now.

On your first question in terms of driving personalised healthcare, listen I believe that all pharmaceutical companies who are dealing with more complex diseases such as oncology have no other choice but going into more targeted treatments.  If you're a pharmaceutical company and you don't follow the signs and you don't follow the complexity of the signs and you don't respond to this complexity with the right tailored solutions, you lose competitive edge.

But that does not necessarily mean that you have to own the technologies in-house because otherwise we would be the only pharmaceutical company in the world who would be able to progress with the science.  And I wouldn't claim that.  We have market share on a worldwide level in the low single digits I think.  So there is 90% plus market share out there of companies who do not have this specific constellation we have and still they will be successful in developing targeted solutions.

Having said that we believe the way we can do it is a competitive advantage because we have it in-house and we have this easier collaboration especially in the early part of the value chain.  Other pharmaceutical companies, they have two choices.  Either they work together with somebody like Roche Diagnostic -- which actually they do and we have lots of collaborations with other pharmaceutical companies -- or they build up their own very specific units to cover exactly those needs.  But we will see different models evolving and -- I guess that's what I can say in this respect.

From the floor

That's the benefits of the broader Diagnostics business.  But specifically with regards to gene sequencing, can you achieve that level of targeting and personalisation without digging into the genome, so ignoring the current diagnosis really?

Severin Schwan

Every pharmaceutical company is doing this.  You are not talking about the future world here.  Every pharmaceutical company in the world has some kind of research which is based on sequencing, every single one.  We have moved on to an age where diseases are looked at on a molecular basis.  So every single company is doing this already today.  It comes back to the question we had earlier, where is the value for position we can bring as Roche into this equation.  And that primarily comes from the diagnostics side, there's no doubt.

From the floor

Just a couple of questions.  On the $1 billion market turning into a $2 billion market, I'm just curious what's baked into that assumption?  Is there any of the clinical

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opportunity baked into that growth from $1 billion into $2 billion or is that just further penetrating the research opportunity?

Severin Schwan

It is related to a big degree to the research opportunity.  So the vast majority, you know in our slide we have given the next five years in terms of where we see the market develop to and that is -- the vast, vast majority of that is research.

From the floor

Okay.  And then this is just for your own shareholders to help them understand for themselves what the opportunity is obviously.  Have you attempted to quantify or if it's even possible, just understand what the market opportunity is on the clinical side and whether that order of magnitude is in the single digit billions, whether it's multi -- how do we think about sizing that opportunity?

Severin Schwan

I wouldn't specifically comment on that.  We don't lay our business plan open with all the detailed assumption we have taken.  But again from a commercial, financial point of view, we see the biggest opportunity on the research side and moving it into the clinical setting in a broader sense, that will still take some more time.

From the floor

Just one last one hypothetically.  So if -- and I know this is impossible to answer -- but if it was a case where you were told for some reason, let's say there was a regulatory reason, whatever the case may be that there is 0% chance that sequencing could make itself into the clinical world, would this still be a deal that you would want to do?  In other words, is the research opportunity in and of itself attractive enough for you to do the deal?

Severin Schwan

This is a completely theoretical scenario because no regulator in the world will make a statement today how this new world which is still to emerge will be regulated.

From the floor

Yes, but it's a risk.  It could happen.

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Severin Schwan

We have to make the best assumptions at this point in time and this has been part of our developing our business case.  I would not speculate about scenarios which could happen or which could not happen.  We work with the assumptions we have taken and that's all I can add.

From the floor

All I'm asking is just how attractive is this research opportunity for you in and of itself?  Is it attractive enough?

Severin Schwan

It's very attractive.  And we believe we can add a lot of value in this very opportunity as such with our global presence and with our customer network.

So there's a rotation.  Those of you prefer to stay here can of course stay here, but there is the break in the other group.  So if you want to join one of the Diagnostics or Pharma sessions then you would have to go there after the next question.  Who had the question?  Yes please.

From the floor

Did you ever do a friendly transaction?

Severin Schwan

We did a number of them already last year.  We did Anadys; we did Verum; we did PVT and we did MTM.  So this is certainly our preferred way to go forward.  But unfortunately we could not enter into a constructive dialogue with the Board of Illumina and this is why we approached shareholders directly.

From the floor

So what I'm wondering is if you can't see the directors and [inaudible], at what point do you just walk away from this transaction?

Severin Schwan

Again we believe it's an extremely attractive proposition for Illumina so I wouldn't speculate about that.

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From the floor

So you're not planning on walking away.

Severin Schwan

Again attractive, full and fair value and we work on that basis.

Thank you.  With this we'll make a short break and then we're back.

[Break]

Severin Schwan

Okay, so let's close up our session.  I'd be grateful for a couple of questions which are not related to Illumina, but of course will answer every question you have.  Is there a non-Illumina question to start with?  Yes please.

From the floor

So it's a little bit attached to the question I asked before that you started on answering.

But in terms of, when you indicated that when we looked at antibodies and then later on we looked at PCR and later on we looked at these new potentially upcoming target areas, being the long-term company that you are, you decided to take that early leap and you've been doing that consistently for years.  My question is more that antibodies was on the Popular Science cover page in the 1970s.  You saw it yes, but it looks like pretty much everybody else saw it too.  What gave you the -- and what continually gives you the impetus and the drive to go after specific potential technologies and potential areas as opposed to others?

Severin Schwan

I think here you come to a very fundamental question which is also very close to my heart and that is almost the culture of the Company.  Because the one thing we are very proud and where we put a lot of focus on and where we want to be known for is our focus on science, our excellence in science.  You know if I had one thing, which I'd like to be known for as a company it would be our cutting edge science, because I think in the long term in the businesses we are in, science will drive innovation; innovation will drive growth.  So if you lose your cutting edge on the science side, I think sooner or later you lose your soul.  You lose what this business is around.

So whilst productivity of course is also very important because you need the financial strength to invest into science, and you have to be very diligent in terms of how you spend your money and that you spend it into the right areas, the core of what makes us unique is this enormous focus on science.  I think this is important

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And if you have a culture which is around science then you attract again good scientists.  Then you are a very good partner for other institutions, for academic institutions, also a good partner for other pharma companies, biotech companies etc. who want to collaborate with you.   I think that it is this culture which I'm very concerned about to keep it and to foster it and to make it alive.  And if we get that right I think a lot of other things will follow including a license deal here or an acquisition there.

Thank you for the question.  Do we have another question before we close the session?

If not, then I thank you very much for your interest.  I thank you very much for your attention and wish you a pleasant afternoon.  Thank you very much.

[End]

New York – 3 February 2012

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Roche Investors/Analysts Conference New York

Diagnostics
Q&A Session

Unidentified company representative

In your 2011 Diagnostics Day you kind of lay out the molecular diagnostic market and you have it growing to 3b in 2010 to about 5b in 2015. Now you’ve spoken how the Illumina transaction is going to allow you to reach into these other fields. Can you help me understand a little bit when I look at oncology, genetics, microbiology, blood screening virology how do you see the Illumina technology being able to capture market share in the molecular diagnostics space, or is that something that is too far off? Is that more of a 2020 or even 2015?

Daniel O’Day

Yes, good question. So I think the first thing just to keep in mind, today, I mean oncology probably represents less than 5% of the overall molecular diagnostics market. I mean the market is driven today and I think will continue to be in the future, in the short-term future, by virology basically. Virology in two different components. One is general HIV, HTV, HPV testing upon diagnosis and the other one is blood screening and they split the market equally.

So we think clearly in the short-, medium-term, until there is a clear regulatory pathway for sequencing at least, the molecular diagnostics assays are absolutely critical. We launched three last year alone. We have other programmes in our development programme on a variety of different other mutations. We would not have been able to get Zelbaraf approved let’s say without a highly validated PCR assay that had good mutational coverage and I think that story is going to continue for the next three to five years.

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When sequencing comes in to the development scenario and when it becomes truly reliable and regulated then I think there could be some cannibalism of the oncology field, particularly when you get into the area of multiple mutations, when you get into more complex mutations. But I don’t think that’s something that’s going to degrade the overall PCR market over time. I think it will be complementary and it will see PCR going into again routine work with infectious disease, with virology, with some of the other areas and we’ll see sequencing I think more and more take on some of the oncology space. But it’s not an immediate issue. I think it’s more of a five to 10 year.

From the floor

[Inaudible – microphone not used] be able to capture more of that market by using a molecular diagnostic along with sequencing. How should we look at that and when do you think we should see more FDA regulatory language around sequencing?

Daniel O’Day

Sure. Well I think multiple technologies will be used together. I mean the people that are using sequencing today are using it upon initial diagnosis of cancer. They’re doing 50 to 200 genomes in an exome capture usually. There’s a certain level of accuracy in terms of the mutation coverage they get. Many times what they’re doing now is they’re then triaging those samples to a really highly specific PCR assay to confirm the results, or to get more mutational coverage, so that will be used together I think also in the future and they’re also using technologies like tissue diagnostics. I mean you can’t get everything from a sequence. Looking n genetics and morphology is also extremely important and we see that today.

So that technology will also be complementary to cancer diagnosis and more and more we’re seeing this as well with the immunoassay business, the protein expression of cancers.

So you know in vitro diagnostics and the many applications will be used in a bit of a mosaic to get a better picture of cancer, so I think it is very complementary.

From the floor

When you talk about the $1b market growing to $2b by 2015, does that include both research and clinical diagnostics or just one or the other?

Daniel O’Day

So in our opinion, the vast majority of 2015 sales are still in the research setting. It does have a blend of both, but given the timelines for getting into the IVD diagnostics segment I think we’ll see stronger growth in the diagnostics setting post 2015.

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The first really attractive growth opportunity is to take what has been a large genome centre product and now really make it, as somebody said in the Q&A session, make it a bench top, desktop application for really all research labs around the world and certain clinic institutions.

From the floor

Just in following up on the growth and looking at Illumina in particular, they seem to have stumbled last year, that they highlighted primarily the funding issue. So how do you think about the funding issue this year 2013 and going forward?

Daniel O’Day

Yes, so clearly funding has been an issue in certain markets around the world. Let’s take the US because it’s the largest. What we know from what’s come out of the budget discussions is that the NAH budget for 2012 this year will be a 1% growth and what we don’t know is what’s going to happen in 2013 right. So the doomsday scenario is that all the regulated budget cuts come into effect and then you have an 8% budget cut across a lot of different government line items.

I don’t want to try to predict what’s going to happen. We’ll see what happens post election. Usually people start to work together after an election and before big budget cuts go into frame.

But we’re expecting there will continue to be pressure on the US research funding market number one. We’re also expecting that sequencing will take a disproportionate share of growth on any reduced budget funding market in the United States. That’s the indication we’re getting from the customer base. That’s been the past history. So I think there will be tough decisions to be made in research labs around the world, but we think sequencing has a change to fare better than others.

Then you go outside the United States and at least in countries like the UK and Germany and others, there has yet to be a reduction, a significant reduction in research funding in some of those countries. In fact, they continue to fund growth. You obviously have China which is a pretty important market now for sequencing which continues to fund and invest in that and then you have emerging markets like Middle East, Latin America which all are talking about increasing of course their research base attractiveness for foreign investment and in that context, in the life sciences field, they’re looking at setting up small large genome centres as well to handle some of the capacity of genomes around the world.

So it’s a challenge. I think it’s actually best approached from diversifying the research market to; not relying just upon the large genome centres which is why I feel the combination of Roche and Illumina, as I said before, is in the best position to be able to handle some of the market risks because we can quickly get into other segments of

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the research market, pharma companies, small medium sized research labs which may have more funding, be less price competitive as well as we move forward.

From the floor

Thank you.

Daniel O’Day

Does that help?

From the floor

Yes.

Daniel O’Day

Thanks.

From the floor

On the array business, can you talk to how complementary their array business is with NimbleGen? Do you see obvious fit here with your existing [cyto] business and just talk about your outlook on arrays in general? Do you still think we can get loads of synergy growth in that market in the next five years or how do you think about it?

Daniel O’Day

Maybe just to start 30,000ft and then go down. I think over time I think sequencing will, as it becomes more price competitive, the throughput gets here, the workflow gets easier, it will come into some of the space of what’s being done in micro rays today. I don’t think that’s going to happen overnight, but in general I see a trend where sequencing grows significantly not just, but also at the expense of micro rays.

Then we get into the two complementary technologies. You know they are very different technologies today. Ours is a bit more of a custom business. Ours is we have some sequence capture projects. So I don’t want to get into all the detail over two complementarities, but suffice to say that I think they work nicely together. Illumina has a bit more of a broad micro ray offering. We’re a bit more of a niche offering in terms of how we offer our products. But I think the two of them for different applications can be very strong together and both have the potential to complement the sequencing growth.

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From the floor

Are you willing to comment at all on O&T? They have an equity stake there and then your thoughts on obviously you’ve got your own investment with IBM and the DNA Electronic patents, but how do you think about some of the other technologies that are on the horizon?

Daniel O’Day

I wouldn’t want to comment specifically on any arrangement that Illumina has. That’s a better question for them. But what I would just say in general, because we have experience with 454, we have experience with DNA Electronics, we have experience with IBM within Roche, is that the new single stand technologies are promising. They’re very interesting and enticing. They’re all at a feasibility stage at this stage and in our experience, we know what it takes to get something from a feasibility stage to first being robust enough for the research lab let alone getting into the diagnostics stage. So we respect them, but there is a lot of hurdles still to go with single strand sequencing. Our intention is and will continue to be to invest in this technology, evolution in this curve. So we’ll invest post Illumina in terms of making sure that we invest in the evolution of next generation sequencing, but also into looking at future sequencing technologies as well. That’s about as specific as I would feel comfortable commenting.

From the floor

Yes, just a question on BRAF. You have mentioned having 60% of patients being tested for BRAF status.

Daniel O’Day

Right.

From the floor

Can you just clarify how many of those are being with your test versus lab developed and maybe more generally looking forward with companion diagnostics and lab developed tests? When there are lab developed options available, how you see consumers deciding which one to go for?

Daniel O’Day

Right, right. This is the United States market of course, the figures that Pascal showed. In the United States market I would say the vast majority of those 60%, 61% are coming from our test. Again, it’s the only test that’s approved in the United States

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market to make a clinical call on patients and we think when prescribing decisions are being made, people are using the approved product in the United States accordingly.

I would just say on that 60%, I mean it’s still increasing of course. We just launched this in August of this year and so it went from essentially very marginal genome expression for malignant melanoma patients to 60% in a short period of time and if you look at the adoption curve, it continues to go up. I think there is a lot of opportunity in that. We’re just getting ready to launch that outside the United States now. We’ve launched the diagnostic product, but the pharma product is in final stages of approval and we will kind of replicate the same joint positioning and joint work of our sales forces around the world to.

We’re certainly getting our labs set up in countries around the world so that when the Zelbaraf product comes to the marketplace, we’ll be in a good position to penetrate that.

Did I get to all of your question?

From the floor

Can you just elaborate a little bit on what prevents you from building out the sequencing technology in-house yourself and why you’re choosing to pursue Illumina now? What prevented you from pursuing Ion Torrent in 2010?

Daniel O’Day

So I mean what I would say is that we are investing in our own sequencing technology as well. This isn’t an and/or. I mean it’s not an or, it’s and. We have long read technology. I believe we have some world leading long read technology for sequencing, particularly for things like De Novo applications, Amplicon sequencing where you really need the accuracy of long read. Granted, it’s not the highest growth market in sequencing today. I mean the whole genome and exome sequencing is where you get the highest growth, but the complementary nature of those two I think is important and going to continue to be important in the future because any time you’re making eventually a clinical decision, you’re going to need at least 98%, 99% accuracy and then you’re going to wonder if that 1% accuracy is also adequate for the clinical decision.

So I think there are different ways that these things can be married together. In the research market today there are applications for De Novo and short read, so we’ll continue to invest in both.

We’ve publicly stated on our long read that we have a collaboration with DNA Electronics and we also have a collaboration with IBM which obviously is a single strand technology.

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So the decision to acquire Illumina was not based on an inability or a lack of confidence in our current platform; it was more of a complementary decision to be able to have a stronger presence overall in sequencing.

From the floor

Obviously from your public comment you think Illumina is the best fit for that complementary benefit, but are there other assets should you not, for whatever reason, come to make the Illumina transaction that could offer you similar benefits?

Daniel O’Day

We do feel Illumina is the best fit overall and leave it at that.

From the floor

Just following up on the complementary nature of Illumina’s assets and yours, I was wondering to what extent is keeping your current assets necessary for what you would have planned with Illumina. Is that something where regulators want you to divest some of your current assets if that would make that attractive with the Illumina purchase or is there a chance to develop one technology and leave some of the others by the wayside?

Daniel O’Day

So our intention is clearly to keep all the assets that we have today and add to the Illumina assets. With the transaction we have begun the regulatory filings of course and all the routine regulatory work.

What I would say is we feel confident. We feel that the competitive space is robust in both of these areas in sequencing and micro ray and we have every intention to keep the technologies together and the value they bring as a complementary offer.

From the floor

Can you just on women’s health talk a little bit on HPV dynamics? Qiagen, for example, kind of guided to their business being flat. Said US volumes up a little bit but pricing is down and just talk to how you see the market share capture opportunity and the underlying market growth for your business there?

Daniel O’Day

Sure, sure. So it’s still early days for our launch in the US marketplace. I mean we really got out and going in the summer of last year. We got our clinician sales force up and going which is really starting to get some traction I would say. The power of

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Investors/Analysts Conference – Diagnostics	Roche

the Athena trial and the HPV 16/18 data is being appreciated by the physicians. The fact that they have the opportunity to catch one out of 10 people that they wouldn’t normally catch if they’re not looking specifically. In 16/18 that message is coming through and as I’ve said all along, our strategy is to work with our lab customers to demonstrate the advantages we have in 16/18, workflow, accuracy, sensitivity and work with the clinician on this to drive demand for genotype testing and in particular, 16/18 testing and this is just starting to come together.

We’ve got some good momentum as well with placing our instrumentation last year in the United States marketplace. I still think there’s tremendous potential in the HPV market in the United States. It’s still just at the beginning of penetration, particularly when you look at primary screening.

Our Athena trial is still moving on, so it’s collecting data for year three next year, which is what the FDA has publicly stated is required for a screening claim.

So the programme is still moving ahead and we certainly are very interested in pursuing a primary screening claim when that data comes out and pursuing that along.

So HPV is something that we’re in for the long-term. You saw the MTM acquisition that we recently did as well with the P16 assay which I think is going to be extremely complementary with our tissue diagnostics business and what we really want to get to is a positioning where you have HPV 16/18 is the upfront primary screen triaged to a P16 assay that allows you to determine who goes on to colonoscopy and also monitoring of disease thereafter.

I mean the P16 assay has pretty impressive sensitivity and specificity so you really would scratch your head as we launch these products as to why you would really ever use the PAP smear again with a 50% sensitivity. But that will take some time. We have to develop that. We have clinical trial samples that we’re testing on all of this, but we intend to kind of change that moving forward.

The other thing I would say, some exciting news about what we saw in Europe with Sweden with the Karolinska Institutet making a decision to move ahead with a pilot programme for a certain portion of their population on HPV primary screening. It was a competitive tender and we won that tender and not the least of which was the importance of the Athena trial data in the 16/18. So that will be a two to three year pilot programme and then they’ll make a determination to expand that to the rest of their population.

Denmark has started with a programme with women over 65 and depending how that goes, they would then reduce the age range.

Netherlands is I think close to looking at a potential screening programme and there are certain counties in the UK as well, amongst others.

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

So again, back to this being a mid to long-term game as well, in Europe, I don’t think we’ll ever see adjunct screening or both being used together. But once you get I believe some countries committed to primary screening, as happened with NAT blood screening for instance, I think we’ll start to see some momentum moving and a market created in Europe which is still pretty small today. But I think in the mid to longer term there is potential there.

From the floor

Thanks. When you guys talk about Illumina it’s evident that the long-term opportunity of moving from the research setting to the bench top, you know clinical commercial setting is pretty important and a pretty key driver of the rationale. I don’t doubt that, on the distribution side, you guys are the market leader and you can execute really well on that. But I’m wondering like on the technological side, you yourself have said it’s very early and we’re sort of projecting five, 10, maybe longer than that years out. So what gives you confidence that you’re making the right technological bet now and why not wait to see until we’re sort of closer to the commercialisation of that to decide which technology you’re going to back? Like I imagine you’re not just sort of taking the view that Illumina is a market leader, they’re great innovators so we’ll just trust them. Like I imagine there is something within your own organisation that gives you the confidence to bet billions of dollars now. So I’m just wondering can you describe what that is?

Daniel O’Day

Yes, I think we’ve obviously been monitoring the advancements and the technology for many years right and the reason for now, one of the key reasons for now is that the technology is at a stage of maturity, it’s at a stage of price throughput and reliability, accuracy as well that it’s ready for two things to happen. The first one is to go deeper into the research field. That couldn’t have happened I don’t think one or two years ago because we’re talking about the HiSeq. We’re talking about whole volume. But now that it’s at a level where it can be done in a MiSeq with attractive chemistry, good workflow, I think it’s really the right time to infiltrate the research lab and the right technology to do that with.

On the second front, to the point about your diagnostics, your clinical setting, it’s the same rationale. I mean it had to get into an area where we could see the technology being right to go into the diagnostics field and again, same type of concept. Does the workflow work? What’s the level of accuracy specificity? What’s the cost and the price point? We feel that right now actually and in the near term future I would say the technology is at a stage where it could go into the diagnostics setting.

So what do you need to do now, now the technology is here? Also the timing is such that now it’s also the right time to get some of the competencies associated with diagnostic development working together side-by-side because if you want to

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

accelerate it, if you want to be first into the clinic and best into the clinic we’ve got to get going on that now.

Clearly, I can’t tell you exactly what the road is going to be, particularly in the United States where the regulations around sequencing are still a very interesting discussion with the FDA. There has been some good public meetings about it, but it’s not at all completely clear what the path is to get through to that which is another market risk. The good news is I’ll tell you, we’re the world’s leading customer for the FDA right now in diagnostics. We have more filings under review than any other company in the world. We spend a lot of time talking to them about guidelines. I think we have some good experts that work closely together, so I think we’re also in a position to be able to work with them to try to define how do we take this into sequencing with the expertise from Illumina and how do we accelerate that accordingly.

Now, at the same time, we’re going to continue to see evolution of the technology and that’s good and that will follow, but I do think the technology is right now and in a maturity stage to begin the process.

From the floor

So I guess I understand that you think you have the best technology.

Daniel O’Day

Did that come across?

From the floor

I think that’s pretty clear. My concern is, and you have professionals at the Institute Dr Nussbaum what not who see the ion proton as a viable tool to be competing against the HiSeq. The HiSeq at full price is probably $800,000. The ion proton fully loaded with the server and everything is probably $210,000. As you start integrating your technologies and you look at this business, how are you going to protect that franchise from just complete profit and margin erosion? Help me explain that. I got the technology aspect. What is it when you do have professionals that are bringing these cheaper machines in because of funding, what is it that you see and help me understand that logic a little?

Daniel O’Day

Sure. I mean the first thing I would say is I highly respect the competitive environment. I mean this will be a competitive environment. It has been in the past, it will be in the future. I never underestimate the competition. I’m quite sure many companies will be competing out there with Illumina and Roche in the future, so that’s number one.

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Investors/Analysts Conference – Diagnostics	Roche

So the question is how do you stay ahead? I mean this is no different than the rest of our businesses in terms of what we have to do. I mean we have a lot of competitors in those businesses to where technology is evolving and what we’ve shown time and time again is number one, you have to invest in it. You have to stay ahead of the technology curve.

We take a very broad system approach to this because we think the vast majority of our business is in diagnostics and we apply some of those also to the research setting. What do I mean by systems approach? That’s why I’m trying to describe it. You hear a lot out there, a lot of sound bytes about peoples’ systems and they’re good. I mean we should listen to those sound bytes, but the bottom line is it’s not about all one feature. I mean our customers today in sequencing and the customers of the future are making decisions on a lot of different variables. You may have the cheapest price point but your accuracy may not be high enough, or you may have a good price point and accuracy but the upfront workflow is so miserable for the lab that in fact they’re going to spend more money on the sequence than the actual costs of reagents to do the sequencing. Then you have the whole data connection concept and how are you processing this data and how are you making it easier to process the data.

So when we say system approach, I mean we want to look at this. It’s not all about just how fast can you sequence something. It’s about how do you make a total solution offering for your customer base. Then I would go one step further and say when you’re talking about the customer base, particularly as you get into the IVD setting but also in the research setting, what’s the portfolio of products you offer? Do they connect together? Can you have a lab report that runs, that allows you to get information from sequencing and tissue diagnostics together?

So these things are powerful competitive barriers for us today in our diagnostics field and different businesses we run. It’s one of the fundamental reasons I think we’re able to continue to grow ahead of the marketplace and I think those things will also be put to work in the sequencing market.

So I know there is a lot of talk about how long does it take and what does it cost to sequence. I think that’s only one piece of the argument and I encourage everybody to look at all the pieces.

From the floor

So if the future is the diagnostics market, does that mean you’re thinking about a very different pricing model for system sales and reagents in the future more akin to diagnostics – lease based, reagent rentals – versus what’s happening today in sequencing where customers are charged $700 of $1,000 for a machine and then consumables as they’re demanded?

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

Daniel O’Day

Yes, I think in the research field that’s still a big part of the model. I mean the capital equipment sales and the consumables and the reagents.

In the diagnostics space I mean it’s clearly more about placing instruments. It’s more the 80/20 revenue in terms of consumables and assay business and here I think we still have a lot of work to do to improve reimbursement on price points in the diagnostics marketplace and one of the things we’re really focused on is taking a look at the medical clinic data behind the products you offer to the marketplace and we’re leveraging a lot of skills from our pharma organisation on this that do this routinely. But in diagnostics this is a foreign skill set. But what we see, if you look at like the immunoassay business, just to give you a tangible example, if you look at the average price an immunoassay, it’s around $2 per test. So we do CHF2b in immunoassay business and that’s based off of one billion tests around the world on average.

However, if you look then at particular tests in there, I mean you have a lot of tests that maybe CHF1 per test, but the newer tests, the high medical value tests like proBNP that show you can reduce hospitalisation in the emergency room, you’re getting multiples of five, six, seven times the average pricing. That’s also, by the way, helping our margin development over time.

But I think that’s the concept that we at Roche think, we know that it’s a bit unique to Roche because we can leverage that medical value capability and I think again, I know your question wasn’t directly towards sequencing, but as we look in the mid to longer term with sequencing, I think those types of clinical applications, whether it’s HLA testing or deep HIV re-sequencing, the more value you can bring to the healthcare system the more we can change the price point to what diagnostics gets out there and reimbursed.

Does that help a bit? Was that towards your question?

From the floor

[Inaudible – microphone not used] the pricing model has to change right.

Daniel O’Day

Well I don’t know if the pricing model has to change. I think we should change it. I mean this has been an attractive business based upon pretty much very low reimbursement prices per test. I think the opportunity exists to change it.

From the floor

To sort of stay away from that point, it’s always hard for a division, less so for you I feel based on what I hear from the podium, to be a division that is substantially below

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Investors/Analysts Conference – Diagnostics	Roche

Group profitability. Help us understand what drives the economics of this business in the medium to long run. We appreciate that there is a lot of investment that has to occur today, that the opportunity that it presents both from a synergistic standpoint with your own organisation but also the commercial opportunity as medicine becomes personalised and so on and so forth, is large so there is an end market addressable opportunity that has not fully been exploited. So if you were to dream, help us understand the potential of the economics of this business. Is there a constant trade off in that growth is always going to be achieved I don’t want to say at the expense of margins in a sort of negative connotation, but is this the kind of economics we should think about – a growth rate that can only be achieved at today’s levels of profitability or does is it increasing returns of scale? How should we think about it?

Daniel O’Day

That’s an excellent question. It’s one I spend a lot of time thinking about obviously and working when we talk about sales plans and budgets. I don’t think overall growth has to come at the expense of profitability in this business. I think there is still tremendous opportunity.

When you look at the fact that in vitro diagnostics only account for about 2% of the overall healthcare spend and yet they’re using 70%, 80% of clinical decision making and often times they have huge health economic impacts in terms of what they can bring. I mean just look in companion diagnostics alone; you’re talking about using a test that’s anywhere from $200 to $400, $500 to determine whether you’re going to have $100,000 therapy be effective or not and I think that’s not going to change overnight because reimbursement systems around the world are not screaming to say yes I would like to pay more money on diagnostics.

But I think what we have to do a much better job at is when we do our trials is making sure that we do them in a way that allows us to have both clinical and reimbursement data to get that evolution going into the future because I think getting a better return on your investment assay by assay is the way we change the margins in the mid to longer term.

The other thing I would just say I think the margins today, well I don’t you have to sacrifice margin for future growth. The competitive barriers to entry are still pretty strong, particularly in the diagnostics setting. Economies of scale is important there. Breadth of technologies are important there. That’s worked for us time and time again and it allows you to combat some of the price pressures on the marketplace today because if there were no other competitive barriers to entry than price, I mean this industry would have spiralled down and margins would have been tiny. But the point is when we do our job right, when we offer systems with broad menus, we can get out of the price trap of tenders. I mean tenders are part of our business. They will be in the future and we have a lot of competitors that try to get share from us with significantly lower tender prices. But the advantage in many of our markets to have a system that is first of all very good but then also has a very complete menus such that the lab doesn’t

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Investors/Analysts Conference – Diagnostics	Roche

have to have two or three instruments is allowing us to kind of stay ahead of that curve a bit.

So I think there is two opportunities. One is to make sure we continue to drive the current business model and then add another business model that allows us to get, in my opinion, the mid to longer term better reimbursement pricing for the value we add to the healthcare system and that’s going to be assay by assay and data by data, but I think we’ll get there.

Sorry, did you have something up first? Can we go up front here because this gentleman has been so patient?

From the floor

Given your earlier statement that the time is right today to acquire Illumina, in the absence of a friendly deal, are you guys willing to wait until the 2013 annual meeting to do this on a hostile basis and what is the opportunity cost in your mind waiting that long?

Daniel O’Day

I wouldn’t try to predict everything. I think what I would say is that we intentionally wanted to go with a very attractive full and fair offer to engage Illumina shareholders’ interest right from the start and make sure that we put our full and fair offer forward to begin with. We have, as you know, launched the tender offer. We’ve launched the proxy offer. There’s a lot of details in there. I encourage you to read them. It’s still our hope that within the first half of this year that we can close this and that’s the intention with which we continue to drive this.

Unidentified Company Representative

So this is the end of the first session in case anybody wants to switch to another session. You don’t have to.

From the floor

It’s a very appealing concept for the diagnostics to be a real asset in drug development for Roche. It’s an appealing concept, but can you give us any evidence that it helps lower the cost of drug development or accelerate drug development going forward? Anything that you can give us from a metric standpoint or from financial incentives that drives people from the diagnostics division to help your colleagues in the pharma division because ultimately that’s a question to me that’s interesting. What are the synergies between diagnostics and pharma with respect to R&D productivity?

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

Daniel O’Day

Sure. So let me answer your second question first. I’ll come back to R&D productivity, but it gets back to this question of what are the advantages for diagnostics. I hear this all the time. We spend a lot of time within Roche talking about this because if you just look at it as one assay, BRAF for instance, you would say why would you put all the development time into BRAF if you get $150 to $200 for that test and there’s a certain penetration in melanoma. There is a certain business case in melanoma. For us it’s not about the single assay. It’s about the menu of assays. It’s about the complementarity of the assays. So having EGFR, KRAS, BRAF as well as HPV and CTNG on one system allows us to win tenders out there. It allows us to draw revenue.

An even better example is using our immunoassay portfolio in Rituximab which is in our portfolio right now. So Perry Austin is a potential marker for the Rituximab as it goes into Phase Three and if that becomes a critical companion diagnostic assay for patients with asthma which is a large population of people, we have it on our system plus we have the other 100 assays that all the competitors have, that’s a big differentiator for us to win in the marketplace and it drives the remaining volume on our system.

So for us it’s intuitive in diagnostics. Complete menus, breadth of menus differentiate our system and particularly back to the point high medical value assays have a higher price point and further differentiate your systems. So that’s why we think it’s such a powerful model for diagnostics within Roche because they have these 200 programmes going on right now within Roche. Not all of them will make it because of the pharma attrition rates, but if we keep putting really meaningful menu that essentially we get synergies within pharma. I mean pharma is spending a lot of money on clinical trials. We use that data to get our diagnostic products approved and differentiated in the marketplace, so there is a real synergy there.

So for diagnostics without a doubt it’s a good business model. It’s one I can tell you that all the leaders in our organisation are convinced of and that’s why we spend time working within the Group.

Back to your R&D productivity discussion, yes, I think we actually have a very good example in Zelboraf. Zelboraf went from IDE to launch in five years. That’s half the industry average. Now why did that happen? A couple of reasons. First of all because it had tremendous clinical data. Why did it have tremendous clinical data? Because we were able to identify those patients that could respond. So if you had not had a BRAF marker and you looked at 100% of the patients in malignant melanoma you would have got half the response rate. But of course the fact that we can target the 50% that had the V600E mutation allowed us to get a high clinical response number one.

Number two, it allows us to then really accelerate our development programme, take risks that you wouldn’t take on other products and compounds in the pharma portfolio

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Investors/Analysts Conference – Diagnostics	Roche

because probability of success at every stage of the pharma portfolio in my opinion is fundamental to R&D productivity.

When you can rid of molecules that aren’t going to be successful early and not spend a lot of money in Phase Three and find the ones that are, has a huge affect on R&D productivity,

So with Zelbaraf, that was a clear model of efficiency and then you could say yes, but you have to have the two companies under one roof and we would say yes because you wouldn’t have been able to work as rapidly in the research setting to get the validated assay to take into a Phase Two if you had to partner with another company. You probably would have had troubles in the Phase Two in co-ordinating. You certainly would have had troubles in the conversations with the FDA. I could tell you working with the two divisions at the FDA through every aspect of the process took real intimate relations between our two teams; something I don’t think you would get everywhere else in the world.

Then finally, eventually on the commercial side once we got both approved, having both commercial sales forces out there equally minded on the opportunity, driving the product showed the penetration rate that we got and I think that will be repeated time and time again at Roche. I’m really confident about that.

Yes, please.

From the floor

You talked about the potential for a closed loop in swing pump. How far away do you think that is?

Daniel O’Day

Well for us I can say that I think the combination of a good patch pump device, something that really is able to penetrate the Type One diabetic market more significantly with the blood glucose meter we’re going to start launching first the patch pump this year and an integrated system with the patch pump in the next few years, or next couple of years.

Adding the continuous glucose monitoring is the biggest challenge. I think that we’ll get to, but being able to get the accuracy level of a continuous glucose monitoring, being able to get it regulatory approved with a total system approach, I wouldn’t want to guess but it’s going to be some years after that I think before we can really get to that and get that to be very reliable. We’ll see how fast the technology in continuous glucose.

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Investors/Analysts Conference – Diagnostics	Roche

From the floor

[Inaudible – microphone not used].

Daniel O’Day

It depends on how rapid. It’s the continuous glucose monitoring piece that I think is the highest risk realisation of the three elements that you need for that.

From the floor

Okay great. Thank you.

Unidentified Company Representative

Actually we’ll break out the session. The first part is done.

Daniel O’Day

We already announced that.

From the floor

One quick question.

Daniel O’Day

You’re welcome to go to other rooms if you like.

Unidentified Company Representative

If somebody is interested in pharma we are over there so that you know.

Daniel O’Day

You can’t steal my people. You’re here selling your session. That’s not possible.

Unidentified Company Representative

Of course you also can stay here if you wish.

Daniel O’Day

Thank you Carl.

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Investors/Analysts Conference – Diagnostics	Roche

From the floor

Thank you. We have a good deal of time between now and when Illumina has to hold a vote for your nominees.

Daniel O’Day

Sorry?

From the floor

We have a great deal of time between now and when Illumina would have their annual meeting. During the time between now and then if you have a low tender result between now and the vote and you get the sense that you might not get the directors nominated, would you pull your offer and/or would you increase your offer and also at the same time do you plan on talking with Illumina to try to negotiate a price?

And one last question, what have your holders told you in terms of what  their threshold is for how high they want you to go? It’s a lot of questions in one I apologise

Daniel O’Day

Yes, but it’s a fairly simple response and that is that we’ve absolutely put together a very attractive offer without a doubt. It’s full and fair and we’re confident that the Illumina shareholders will see it as such.

From the floor

At that price?

Daniel O’Day

Yes.

From the floor

And if you don’t get the nominees on the Board would you pull your offer?

Daniel O’Day

As I said again, full and fair offer and attractive and we’re confident with the process. Thank you.

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

Unidentified Company Representative

We would encourage you to [inaudible – microphone not used] .

From the floor

So when you talk about 2015 and the sequencing market going from 1b to 2b, I realise that the strand technologies are at a relatively infant stage. But when we’re talking about 2015, can you give us a flavour of how you see sequencing and what type of market share or what type of penetration the strand technologies will have against the incumbent technologies today?

Daniel O’Day

Yes, I wouldn’t want to guess on all of the potential timelines of strand sequencing. I’ll give you my perspective on it again. I think we also have a collaboration in strand sequencing, so we have some experience with this. I believe these technologies hold promise. I believe they’re still very early in everything we’ve been able to see and everything that’s publicly available. They’re in a feasibility stage at best and if you just look back to historical standards of how long it takes to get something from feasibility into a more routine research product, I think we’re many years away from seeing strand technology take share from the next generation sequencing. Beyond that I wouldn’t want to guess because I mean if I did guess I would be wrong.

From the floor

I just had a quick question about your Chlamydia and Gonorrhoea assays. Obviously to expands your menu there which is advantages in many ways. But was wondering if there are any advantages for those specific tests against maybe some of the incumbents or the market leaders in the US, specifically Gen-Probe.

Daniel O’Day

Yes, I’m not a total expert on the CTNG marketplace and all the details, but what I can say is I think they’re very competitive tests. From a sensitivity and specificity standpoint we’re very confident that they’re very competitive tests. The Cobas 4800 system is a good platform. It’s been shown where we’ve placed it also around the world in CTNG. We have it in some high volume centres around the world. It’s been very reliable, very predictable. The advantage of course is that it’s the same system that runs also HPV and the other companion diagnostic assays and if you want even more details than that I’m going to have to refer you to follow up with [Alhan] because I wouldn’t want to give all the details of the system incorrectly.

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

Unidentified Company Representative

[Inaudible – microphone not used].

From the floor

I have a very sort of overarching question on the Illumina acquisition. The value of doing genetic testing is if you can personalise medicine and to personalise medicine we need to have the basic scientific knowledge to do it. Oncology is a case in point where we understand genetic mutation, you make the medicine you can work with. How far reaching do you think this technology is going to be? Primary care diseases because right now scientifically I see this technology working in oncology. I have a little bit harder time, at least in the near to mid term seeing it work in primary care or any other disease set.

Daniel O’Day

Yes, I think that’s actually fair. I would agree with you there. It will flow with the evolutions in science right and we know it today. Take sequencing out of it, but just the ability to understand the genetic basis of disease is highest in cancer. It’s highest in cancer, but it’s not only in cancer. You know it’s also in virology. It’s also in hereditary diseases. I think it’s only going to be able to follow science. It’s only going to be able to follow what discoveries come.

But I think having said that, I think there’s a huge opportunity in oncology. With the continuing understanding of pathways, with the continuing therapies that are attacking it, we have good therapies now that target EGFR, KRAS, BRAF, soon PI3 kinase will be added to that, MEK inhibitors, there’s going to be this explosion in my opinion in the next five to 10 years in terms of what we can do in oncology and with this explosion I think you’re also there going to need technologies that are very good at complex mutations because today we can do it with a couple of few PCR assays. In the future, I think you’ll need something much more comprehensive and that’s where sequencing comes in.

So we’ll see. We’ll follow the science and the great thing is we’re discovering things everyday and there could be a large primary care disease that it comes into eventually in the future, but I wouldn’t want to overestimate that.

From the floor

What Q scores you think are necessary to actually enter the clinical market?

Daniel O’Day

Which score?

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

From the floor

Q scores for sequencing. ICs are Q30 right now. [Ion 20s] are Q20.

Daniel O’Day

Sorry, I don’t actually have that knowledge.

From the floor

Okay and then so in two weeks there’s going to be a UT. Oxford Nanopor is going to be releasing some data on their strand sequencing technology and with hopes to commercialise in 2012. Depending on how good that data is, how does that affect your pursuit for Illumina?

Daniel O’Day

Once again we’ve done a lot of homework on the technologies. We know them well. Granted we expect that other data will come forward. At the same time, given where we are today, we have a lot of confidence in the Illumina technology and the Illumina evolution of technology and importantly on what they’ve been able to deliver. What they’ve been able to deliver to the marketplace routinely.

From the floor

Okay and can we assume that the Roche/IBM partnership is going well? Doubts that you were making before and that might be the future to leverage the channel on both the research side and the clinical side going after Illumina asset now versus maybe waiting to see how the Roche/IBM agreement works out.

Daniel O’Day

So on the contrary I mean the IBM collaboration is going very well. We have two companies that are firmly committed to it.

Back to my point about single strand sequencing, this is early technology. This is early technology. I mean you have to take it one milestone at a time and we’re committed to that and it has high feasibility risk as all single strands do. So it’s not whether we invest in Illumina or whether we invest in IBM; we feel we need to invest in both. They both have different track records today, they both have different products today and we think they’re highly complementary. But IBM is not something you’re going to see in the next couple of years coming to market, nor would I argue are most single strand technologies.

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Investors/Analysts Conference – Diagnostics	Roche

Daniel O’Day

Just a question on molecular. It seems like you guys have alluded to the fact that you could have a high throughput next gen molecular platform in development. Can you give us a sense to the kind of technology roadmap there and are you able to disclose anything about timelines around the next gen molecular platform?

Daniel O’Day

We have disclosed some things about that haven’t me? Just have to remind us. No, the new gen in molecular. I just have to remember what we’ve disclosed. So this is a project we’ve been working on (sorry I just had to do a check) since I was at molecular and I started molecular about five years ago and we expect to have the first launch around 2015.

This is going to be a really powerful system. I mean this takes what I think what is happening in the molecular world today in terms of workflow, in terms of efficiency of the instrumentation and brings it closer to what we have in our very mature businesses like immunodiagnostics and clinical chemistry. In fact we use a lot of the same lessons from that in terms of making sure we have common consumables, great efficiency and instrumentation, connectivity and pre-analytics to pre-analytical things that that we have on other aspects of the lab and a throughput that significantly increases us relative to the competition and it will be then one system for blood screening, one system for virology, one system for infectious disease that is modular in nature than can be combined together to fit the needs of individual labs. Again, another concept that we have in our other businesses to have modularity so that you can connect system together and really cater the size of molecular diagnostics to the lab.

From the floor

Just to follow on to that, I mean obviously a bit of a turf war between the hospitals and the reference labs. How do you see that playing out going forward? Obviously they’ll both be customers.

Daniel O’Day

What do you mean by that?

From the floor

For molecular, do you see more of that business moving into the hospitals or five years down the road do you see more of it moving to the reference labs?

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

Daniel O’Day

I think there’s room for both. I mean large hospitals will certainly have the volume where they won’t have a problem being able to have their own molecular labs and that will continue and there is a lot of large hospitals around, but I certainly think reference labs are today and will continue to be a part of our business for most of the molecular assays.

I mean economically I think size matters in this because the only time you really to always have something on site at your hospital is if it’s a stat test and there are very few stat molecular tests. Well there are none I would argue that we have today. The closest thing maybe MRSA which I’m not sure if it would be a stat test, but it has to be a very active turnaround time test and as long as you can economically wait overnight for the answer, then I think it’s going to favour the economies of scale of large labs and reference labs.

From the floor

Can you discuss the work you did with your advisors on the FTC front for this acquisition and some areas they may have highlighted for you that could be of concern for the FTC?

Daniel O’Day

No, I wouldn’t want to go into any details there. As I said, we have started the regulatory process and we think the competitive space is very robust in that area.

From the floor

Thanks. Can you talk a little bit about the dynamics in the HPV market – pricing, what type of market share you think is reasonable for you a year, two years and so forth?

Daniel O’Day

Yes, we think there is a lot of potential in the HPV market globally first of all because it’s still at a small degree of penetration. The US market is probably the best penetrated of any market around the world, but even at that it’s only in the adjunct setting and triage setting today and I believe with the strength of our system, with the data that we have from the Athena trial, the three year follow up data that will come in the next couple of years, we have potential to also change the primary screening market not just in the US but around the world. So still early days I believe of penetration of HPV around the world.

We did also win a key tender in Sweden, the Karolinska Institutet tender for primary screening with our system the 16/18 system on the back of our clinical data and I

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

think in Europe we’ll start to see Europe will not be an adjunct market. It will go from triage to primary screening eventually and I think it will take one country by country and some momentum building there.

From the floor

And then for the US market, in terms of pricing, can you comment on what you’re seeing there?

Daniel O’Day

Yes, I think as we’ve launched we’ve been very competitive on the pricing front. We haven’t had to adjust our pricing significantly. The offer that we provide at a similar price point to competition is the fact that we give three test results for every sample that you run on our system. So we give of course whether it’s HPV positive/negative 14 high risk pool but with that same run of the test you also understand whether it’s 16 or 18 positive. We’re not playing with price on that. We’re playing with the features and benefits of our system accordingly.

From the floor

Is it reasonable to ask what market share you see yourself in a year in the US?

Daniel O’Day

I wouldn’t want to disclose that at this stage. I would say that we’re making good progress, that we have some good installations already in the US marketplace. We’re also making good progress with our physician sales force in terms of the demand from the OBGY inside for 16 and 18 genotype testing, but I wouldn’t want to give a specific guidance on market share, but stay tuned. I think we’re in a good way.

From the floor

You made a comment about the PAP market eventually going away. Are you talking about in Europe where it’s a more binary PAP or HPV? If you could just expand on that?

Daniel O’Day

If you follow the science, and I encourage you if you haven’t looked into the data around this P16 biomarker, I mean it has sensitivity and specificity above 90. Clinically, you would just say why wouldn’t you use P16 as a result of the PAP test in both a histological and physiological standpoint?

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

Now it’s not available on the marketplace for all those indications yet. We have to develop it. We have to get it approved in the countries. This isn’t something that’s going to happen overnight, but I do believe the P16 assay gives the pathologist a much better tool to be able to differential diagnose cervical cancer, pre and post colonoscopy and then also the monitoring of disease post treatment.

I’m just speaking from a data perspective and what I’m hearing also from the thought leaders in this field that see this algorithm as being a future algorithm not just in the US, but worldwide.

Now I can’t tell you how long it will take to get there. PAP is firmly entrenched and I have a lot of respect for that, but I think if you look at the data, it’s pretty compelling. It’s pretty compelling.

From the floor

How much information do you believe you have about Illumina’s technology and development pipeline? In other words, if you are able to engage their management, can they demonstrate incremental value that would be useful for you?

Daniel O’Day

We have what’s publicly available on Illumina and our own knowledge on sequencing and again, we’ve taken all that into account and we feel the offer is absolutely fully priced and attractive based upon the Illumina assets and that’s what we’ve put forward.

From the floor

Thanks. My question is on Europe. It seems like the European diagnostic market has been decelerating the last couple of quarters yet your numbers are accelerating and you’re overweight that region. So my question is, is there a change going on in Europe at an accelerating rate towards consolidation in the lab industry that’s favouring you or is there any other trend that you can point out from your level down that’s contributing to your much better numbers in Europe versus the market? I’m talking the global diagnostic business, not any specific.

Daniel O’Day

Right, right, right. No, it’s hard to exactly pinpoint. Honestly I think we have a very good execution team in Europe. They know the customers well. They’re intimate with the customers. I think the concept of having the breadth of technology helps us with many, many tenders; so having everything from tissue diagnostics to immunoassay to clinical chemistry. So I think all those are working in our favour.

To answer your question, yes, we are seeing more and more consolidation within Europe generally within a country at this stage, but more and more also across

New York – 3 February 2012

Investors/Analysts Conference – Diagnostics	Roche

countries. I think we’ll start to see some of that in the future. But you’re seeing Unilab expanding. You’re seeing Sonic expanding in Europe. You’re seeing Quest get a toehold there. So I think the concepts that we’ve seen drive the US marketplace and Japan to this consolidation are clearly underfoot in Europe.

I wouldn’t want to point that to the only feature, but we do tend to do well under market consolidation conditions because of our offering; both the throughput of our offering and also the completeness of our offering. But I think it also just comes down to good blocking and tackling I have to say.

And by the way, I think Europe will continue to be a challenge. I mean when we look at obviously the Southern European markets, it’s going to be a challenge economically for the next several years. Our goal is to make sure we stay ahead of the market, but the market itself I think will be a challenge as we go into this year and next.

From the floor

So whatever you’re willing to disclose, but if you look into ’12 and ’13 is the market getting tougher from kind of both a pricing and a volume perspective before it gets easier? Where are we in the cycle if you will in Europe?

Daniel O’Day

I think we’re still at the early stages of consolidation I would say. I think there is plenty of other opportunities for consolidation. I wouldn’t want to say whether that’s good or bad. I mean what happens is the wins get bigger and more important and the losses hurt more if you have a loss. But again, obviously the pricing power of consolidation is one aspect but the other aspect is once you get into these big tenders, once you get integrated into these labs, the competitive displacement becomes harder because you’re talking about a huge number of instrumentation. You’re talking about catering into their IT system, so the switching costs become also higher. So I think there are advantages and disadvantages to consolidation.

[End]

New York – 3 February 2012

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